================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      SUN TELEVISION AND APPLIANCES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                      SUN TELEVISION AND APPLIANCES, INC.
                                 6600 PORT ROAD
                             GROVEPORT, OHIO 43125


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                                   June 18, 1997


To our Shareholders:

         The Annual Meeting of Shareholders of Sun Television and Appliances, Inc. will be held at the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio, on Tuesday, July 22, 1997, at 10:00 a.m., Columbus time, for the following purposes:

                 (1) To elect seven directors to serve until the 1998 Annual Meeting of Shareholders or until their successors are elected.

                 (2) To consider and act upon a proposed amendment to the Corporation's 1991 Stock Option Plan to increase the number of shares of Common Stock issuable upon exercise of stock options under the Plan from 2,500,000 shares to 3,000,000 shares.

                 (3) To ratify the appointment of Coopers & Lybrand L.L.P. to serve as independent public accountants for the Corporation for fiscal 1998.

                 (4) To transact any other business which may properly come before the meeting.

         You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Corporation and representatives of its independent public accountants will be present to answer your questions and to discuss its business.

         We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person, and your proxy will not be used.

                                            By Order of the Board of Directors,

                                            Nicholas A. Mytro
                                            Secretary

             -----------------------------------------------------
                    PLEASE SIGN AND MAIL THE ENCLOSED PROXY
                          IN THE ACCOMPANYING ENVELOPE
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES
             -----------------------------------------------------

                      SUN TELEVISION AND APPLIANCES, INC.
                                 6600 Port Road
                             Groveport, Ohio 43125

                                    -------

                                PROXY STATEMENT

                                    -------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 22, 1997

                                    -------

      This Proxy Statement is furnished to the shareholders of Sun Television and Appliances, Inc. (the "Corporation") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on July 22, 1997, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Corporation. This Proxy Statement and the enclosed proxy will be first sent or given to the Corporation's shareholders on approximately June 18, 1997.

      The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Corporation prior to the meeting. The proxy will be voted FOR the nominees for director named herein, FOR approval of the proposed amendment to the 1991 Stock Option Plan to increase the number of shares of Common Stock issuable upon exercise of stock options under the Plan from 2,500,000 shares to 3,000,000 shares, and FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants if no direction is given to the contrary. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Corporation prior to the Annual Meeting. Shareholders who attend the meeting may vote in person and their proxies will not be used.

      The Corporation will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Corporation may solicit proxies by mail, telegram, telephone or personal interview.

      Holders of record of Common Stock at the close of business on June 11, 1997 will be entitled to vote. At that date, the Corporation had 17,439,202 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

      A majority of the outstanding shares of the Corporation will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Stock at a meeting at which a quorum is present. Only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Proxies that are marked "Withhold Authority" and broker non-votes are not counted toward such nominee's achievement of a plurality and, thus, will have no effect. Each other matter to be submitted to the shareholders at this meeting requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. Thus, abstentions will be counted and will have the same effect as votes cast against the proposal; broker non-votes will not be counted and will have no effect.

1.    ELECTION OF DIRECTORS

      Seven directors are to be elected to hold office until the next annual meeting of shareholders or until their successors are elected. In the absence of instructions to the contrary, it is intended that the shares represented by the enclosed proxy will be voted for the election of the seven nominees named below. All nominees, except Mr. Doczi, are currently directors of the Corporation, and, with the exception of Messrs. Doczi and Pate, all nominees were elected at the last annual meeting of shareholders.

      Mr. Michel Zaleski, who had been a director of the Corporation since 1986, resigned from the Board of Directors effective April 28, 1997. Mr. Joseph Nusim, who was elected a director of the Corporation in July 1996, resigned from the Board of Directors effective October 8, 1996. In addition, Mr. James
R. Copitzky, who had been President, Chief Operating Officer, and director of the Corporation since February 1996 and Chief Executive Officer since June 1996, resigned from the Corporation effective May 7, 1997.

      The Board of Directors expects each of the nominees named below to be available for election; however, in the event that any of the nominees for director should become unavailable, the number of directors of the Corporation may be decreased pursuant to the Corporation's Code of Regulations, or the Board of Directors may designate substitute nominees, in which event such shares will be voted for such substitute nominees. The seven persons receiving the highest number of votes will be elected directors.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED BELOW.

      The following sets forth certain biographical information with respect to each of the nominees for director.

      MACY T. BLOCK, age 71, has been a Director of the Corporation since 1987. Mr. Block served as Chairman of the Board and Chief Executive Officer of the Corporation from April 1991 to July 1995 and served Sun T.V., Inc., the Corporation's wholly-owned operating subsidiary (the "Subsidiary"), as Chief Executive Officer from August 1986, Chairman of the Board from March 1987 and Secretary from March 1990 until the merger of the Subsidiary into the Corporation in July 1994. Mr. Block founded the predecessor to the Corporation in 1949 and was the Chief Executive Officer of the predecessor from 1959 to the time of its acquisition by the Corporation in August 1986. Mr. Block is a Director of Drug Emporium, Inc., a discount drug store chain.(1)

      R. CARTER PATE, age 43, has been Chairman of the Board of the Corporation since February 1997 and President and Chief Executive Officer since May 1997. Mr. Pate has been a partner of Price Waterhouse LLP ("Price Waterhouse") and a principal of BTS, LLC, a subsidiary of Price Waterhouse, since March 1996. Immediately prior to joining Price Waterhouse, Mr. Pate served as President and Chief Executive Officer of Sun Coast Industries, Inc., a manufacturer of plastic closures used to seal and package food, beverage, household, pharmaceutical, automotive and industrial products. In 1990, Mr. Pate founded Pate, Winters & Stone, Inc., a management consulting firm specializing in restructuring and reorganizations, where he served as a partner until joining Sun Coast Industries, Inc.

      NED L. SHERWOOD, age 47, has been a Director of the Corporation since 1986. Mr. Sherwood has served as President of Zaleski, Sherwood & Co., Inc. since September 1985. From December 1981 through August 1985, he served as Vice President of AEA Investors, Inc. From 1976 through December 1981, Mr. Sherwood served as a Vice President of the General Development Group of W.R. Grace & Co., Inc. Mr. Sherwood is a director of Kaye Group, Inc., an insurance holding company, Market Facts, Inc., a custom market research firm, and Mazel Stores, Inc., a retailer and wholesaler of closeout merchandise.(1)

      THOMAS EPSTEIN, age 40, has been a Director of the Corporation since 1986. Mr. Epstein is a private investor and financial consultant. Mr. Epstein was affiliated with Zaleski, Sherwood & Co., Inc., from April 1986 to September 1990. From 1980 to 1986, Mr. Epstein was employed by Bankers Trust Company in various capacities, his last position prior to leaving Bankers Trust Company in 1986 being Vice President. Mr. Epstein is a director of Jan Bell Marketing, Inc., a retailer of fine jewelry.(1)

      PAUL D. BAUER, age 53, has been a Director of the Corporation since 1995. Mr. Bauer was, from 1989 until his retirement in 1993, Executive Vice President and Chief Financial Officer of Tops Markets, Inc., a grocery chain headquartered in Buffalo, New York, operating stores in Western and Central New York and Northern Pennsylvania. He joined Tops Markets, Inc. in 1970 following employment from 1965 as an accountant with Peat, Marwick, Mitchell & Co.

      BRADY J. CHURCHES, age 39, has been a Director of the Corporation since 1995. Since 1995, Mr. Churches has served as President of Mazel Company L.P., a Cleveland based wholesale operation. Before joining Mazel Company L.P., Mr. Churches worked for Consolidated Stores Corporation ("Consolidated") in various capacities for 19 years, most recently as Consolidated's President from 1993 to 1995. Prior to serving as Consolidated's President, Mr. Churches held the following positions with Consolidated: Executive Vice President of Merchandising, Senior Vice President of Merchandising and Vice President of Merchandising.

      FRANK DOCZI, age 59, is a nominee for Director of the Corporation. Mr. Doczi currently serves as Special Advisor to the Chairman of Hechinger Company. Prior to that appointment, he served as the President and Chief Executive Officer of Home Quarters Warehouse, Inc. ("HQ"), a subsidiary of Hechinger Company, from 1988 until 1995. Mr. Doczi had been with HQ since its inception in 1984. He also served as a member of the Management Committee for the Hechinger Company. Prior to Mr. Doczi's association with HQ, he spent seven years with Moore's, a chain of home centers operated by Evans Products Company, where he was the Senior Vice President, General Merchandise Manager.

-----------------------

(1) The common stock of each of the companies named is publicly traded and is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.


INFORMATION CONCERNING THE BOARD OF DIRECTORS

      The Board of Directors of the Corporation had a total of 12 regular and special meetings (of which 9 were telephonic) during fiscal 1997. Each of the directors attended 75% or more of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 1997. Independent directors receive $10,000 annually and $2,000 per meeting, including meetings of committees, but not including meetings held by telephone. Directors serve for a one-year term or until their successors are elected.

      The Board of Directors has standing Audit, Nominating, Executive, and Compensation and Stock Option Committees. The members of the Audit Committee during fiscal 1997 were Messrs. Sherwood, Epstein and Bauer. The Audit Committee did not meet during fiscal 1997. The Audit Committee recommends the annual appointment of the Corporation's auditors and reviews the scope of the audit and non-audit assignments and related fees, the accounting principles used by the Corporation in financial reporting, the internal financial auditing procedures and the adequacy of the Corporation's internal control procedures.

      The members of the Compensation and Stock Option Committee are Messrs. Block, Bauer and Churches. This committee met twice during fiscal 1997. The Compensation and Stock Option Committee has authority to fix officer compensation and to determine and administer the compensation policies with respect to officers of the Corporation and to administer the Corporation's 1991 Stock Option Plan (the "Plan"), including the selection of optionees, the determination of the amount of the grants and the timing of the grants.

      In February 1997, the Board of Directors authorized the creation of an Executive Committee to exercise the powers of the Board of Directors in the direction of the business and affairs of the Corporation during the intervals between the meetings of the Board. The members of the Executive Committee are Messrs. Bauer, Churches and Epstein. The Executive Committee did not meet during fiscal 1997.

      The Nominating Committee recommends to the Board of Directors the persons to be nominated for election to the Board of Directors of the Corporation at the Annual Meeting of Shareholders. The members of the Nominating Committee were Messrs. Bauer, Block and Zaleski. The Nominating Committee did not meet during fiscal 1997. Mr. Epstein was appointed to the Nominating Committee following Mr. Zaleski's resignation from the Board.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information regarding beneficial ownership of the Corporation's Common Stock by each director/nominee, the Corporation's Chief Executive Officer and each of the Corporation's other executive officers whose annual salary and bonus exceeded $100,000 and the directors/nominees and executive officers of the Corporation as a group as of May 1, 1997:


                                                      NUMBER OF SHARES               PERCENT OF
                                                        BENEFICIALLY                OUTSTANDING
            NAME                                          OWNED(1)                     SHARES
-----------------------------                      ----------------------         ----------------
Macy T. Block                                             1,368,916(2)                  7.85%
R. Carter Pate                                                    0                       *
Ned L. Sherwood                                             144,586(3)                    *
Thomas Epstein                                               32,066                       *
Paul D. Bauer                                                 5,400(4)                    *
Brady J. Churches                                             6,000                       *
Frank Doczi                                                       0                       *
James R. Copitzky                                           124,776(5)                    *
Dennis L. May                                                31,957(5)                    *
James Romero                                                      0                       *
Steven A. Martin                                             46,458(5)                    *
All Directors and Executive
  Officers as a Group (11 persons)                        1,771,477(5)                 10.06%

     *  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2) All of these shares are held of record by Block Investors Partnership. Mr. Block is the trustee and sole beneficiary of a trust which is a general partner of Block Investors Partnership and, as such, is deemed to be the beneficial owner of the shares held of record by Block Investors Partnership.

(3) Includes 288 shares held by ZS Fund L.P.; Mr. Sherwood is a shareholder of a corporation which is a general partner of ZS Fund L.P.

(4)   These shares are held of record jointly by Mr. Bauer and his wife.

(5) Includes shares (75,000 for Mr. Copitzky, 31,957 for Mr. May, 46,458 for Mr. Martin, and 164,415 for all directors and executive officers as a group) which could have been acquired under stock options exercisable within 60 days of May 1, 1997. Mr. Copitzky resigned from the Corporation effective May 7, 1997. Mr. Martin resigned from the Corporation effective May 2, 1997.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS

      As of May 1, 1997, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, except as follows:


                                                                       NUMBER OF SHARES                    PERCENT OF
              NAME AND ADDRESS                                           BENEFICIALLY                      OUTSTANDING
            OF BENEFICIAL OWNERS                                           OWNED(1)                          SHARES
--------------------------------------------                       -------------------------             ---------------
Block Investors Partnership
and Macy T. Block
     3755 West Dublin-Granville Rd.
     Dublin, Ohio 43017                                                   1,368,916(2)                         7.85%

Grandview Partners, L.P.
and Sven B. Karlen, Jr.
     Two International Place
     Boston, Massachusetts 02111                                          1,211,500(3)                         6.95%

Lighthouse Capital Management,
Paul G. Horton, and
Kevin P. Duffy
     10000 Memorial Drive, #660
     Houston, Texas  77024                                                  878,700(4)                         5.04%


-----------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(2) Block Investors Partnership is a general partnership consisting of ZS Partners and a trust created by Macy T. Block, of which Mr. Block is trustee and sole beneficiary. Under the terms of the partnership agreement, Mr. Block has the exclusive right to manage and conduct the business of the partnership, including the right to vote all shares of Common Stock of the Corporation held by the partnership. Mr. Block is, therefore, deemed to be the beneficial owner of the shares held of record by Block Investors Partnership. Block Investors Partnership and Mr. Block are deemed to share voting and dispositive power with respect to such shares. Messrs. Sherwood and Epstein are general partners of ZS Partners. Although ZS Partners is one of the two general partners of Block Investors Partnership, it has no voting control over the partnership except under limited circumstances. ZS Partners and Messrs. Sherwood and Epstein disclaim beneficial ownership of the shares held of record by Block Investors Partnership.

(3) By copy of Schedule 13D, dated October 15, 1996, Grandview Partners, L.P. and Sven B. Karlen, Jr. informed the Company that they are the beneficial owners of these shares.

(4) By copy of Schedule 13G, dated January 31, 1997, Lighthouse Capital Management, Paul G. Horton, and Kevin P. Duffy informed the Company that they are the beneficial owners of these shares.

TRANSACTIONS WITH PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

      Information concerning an agreement between an affiliate of Messrs. Sherwood and Zaleski and the Corporation is provided in "Compensation Committee Interlocks and Insider Participation."


EXECUTIVE OFFICERS

      In addition to Mr. Pate, the following persons are executive officers of the Corporation.

      JOHN J. LYNCH, age 56, was elected Controller of the Corporation in May 1995 and, following the resignation of Mr. Martin in 1997, was elected Treasurer and Chief Financial Officer. He was Controller of the Subsidiary from 1990 until its merger into the Corporation. Prior to joining the Corporation he was employed by Arthur Andersen & Co. (1963-1971), Spencer Stuart and Associates (1971-1973, Corporate Controller and Secretary), Federated Department Stores (1974-1987, Assistant Corporate Controller and Vice President and Controller of the Lazarus Division), London Kitchens, Inc. (1987-1988, Controller), and Decor Corporation (1988-1990, Executive Vice President and Chief Financial Officer).

      DENNIS L. MAY, age 29, was elected Executive Vice President and Chief Operating Officer in May 1997. From May 1996 until May 1997, Mr. May served as Vice President of Sales and Marketing. From early 1990 until May 1996, Mr. May served as a Computer Buyer for the Corporation.

      JAMES ROMERO, age 46, was elected Vice President of Operations in October 1996. From November 1995 until September 1996, Mr. Romero served as Vice President of Operations of Eye Master. From June 1994 until November 1995, Mr. Romero served as Director of Sales of Service Merchandise. From April 1990 until June 1994, Mr. Romero served as a Regional Director of Blockbuster Video. From April 1980 until April 1990, Mr. Romero served as a Regional Manager for Tandy - Radio Shack.

      Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among directors and executive officers of the Corporation.

EXECUTIVE COMPENSATION

      The following table sets forth certain information regarding compensation paid during each of the Corporation's last three fiscal years to the Corporation's Chief Executive Officer and each of the Corporation's other executive officers whose annual salary and bonus exceeded $100,000.



                                                     SUMMARY COMPENSATION TABLE

                                                                    ANNUAL                                 LONG TERM
                                                                 COMPENSATION                             COMPENSATION
                                                       --------------------------------     ----------------------------------------
              NAME AND                   FISCAL                                                OPTIONS               ALL OTHER
         PRINCIPAL POSITION               YEAR           SALARY(1)           BONUS                #                COMPENSATION
------------------------------------    --------       ------------      ------------         ----------         ----------------
James R. Copitzky(2)                      1997          $463,887           $109,000(3)           50,000              $264,434(4)
    President and Chief Executive         1996          $ 28,126(5)           None              200,000                 None
    Officer


Steven A. Martin(6)                       1997          $ 99,304(7)           None              190,000              $  7,834(8)
  Executive Vice President,
  Treasurer and Chief Financial
  Officer


Dennis L. May(9)                          1997          $125,134           $ 39,359              30,000              $    487(10)
  Executive Vice President and            1996          $ 78,000           $ 68,500              25,000              $    741(10)
  Chief Operating Officer                 1995          $ 67,000           $ 68,500                   0              $    840(10)


James Romero(11)                          1997          $ 40,782           $    390              20,000              $  2,040(12)
  Vice President of Field
  Operations


-----------------------

(1) Includes amounts deferred by the executive officer pursuant to the Sun T.V., Inc. 401(k) Plan (the "401(k) Plan"), which was adopted in 1992, effective as of January 1, 1992. The 401(k) Plan is a prototype defined contribution plan that qualifies for favorable tax treatment under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. On a calendar year basis, participants may contribute a minimum of 1% but not more than 20% of their total pre-tax wages to the 401(k) Plan, subject to a maximum dollar amount. The Corporation may, in its discretion, make matching contributions to the 401(k) Plan. Messrs. Copitzky, Martin and Romero did not participate in the 401(k) Plan during the fiscal years shown.

(2)   Mr. Copitzky resigned from the Corporation effective May 7, 1997.

(3) The bonus paid to Mr. Copitzky for fiscal 1997 was paid pursuant to his Employment Agreement with the Corporation and confirmed in his Severance Agreement.

(4)   Represents $65,330 moving expenses and $199,104 restricted stock grant.

(5)   Mr. Copitzky was employed by the Corporation in February 1996.

(6)   Mr. Martin resigned from the Corporation effective May 2, 1997.

(7)   Mr. Martin was employed by the Corporation in May 1996.

(8)   Represents value of restricted stock grant.

(9) Mr. May was elected Executive Vice President and Chief Operating Officer of the Corporation in May 1997, prior thereto he was the Corporation's Vice President of Sales and Marketing.

(10)  Represents amounts contributed by the Corporation to the 401(k) Plan.

(11)  Mr. Romero was employed by the Corporation in October 1996.

(12)  Represents executive's moving expenses paid by the Corporation.

MR. COPITZKY'S SEVERANCE AGREEMENT

      The Corporation entered into a Resignation and Release Agreement with Mr. Copitzky effective as of May 7, 1997 (the "Copitzky Agreement"). Under the Copitzky Agreement, Mr. Copitzky's Employment Agreement with the Corporation terminated and he released all claims against the Corporation regarding his employment. The Corporation agreed to provide Mr. Copitzky with the following severance benefits: (i) continued participation in the Corporation's employee benefit programs until the earlier of eighteen months, or the date on which Mr. Copitzky is employed on a full-time basis in a job which provides similar benefits; (ii) the continued use of the automobile supplied by the Corporation to Mr. Copitzky for the term of the lease; and (iii) outplacement services. Additionally, the Corporation agreed to pay Mr. Copitzky a lump sum of severance payment of $341,250, the minimum bonus of $109,000 for fiscal 1997 provided for in his Employment Agreement and $22,000 of wages for 1996 that were not paid during that year. Under the Copitzky Agreement, Mr. Copitzky was given thirty days to exercise all vested options and 50% of his unvested options were immediately deemed vested and exercisable.

MR. MARTIN'S SEVERANCE AGREEMENT

      The Corporation entered into a Resignation and Release Agreement with Mr. Martin effective as of May 2, 1997 (the "Martin Agreement"). Under the Martin Agreement, Mr. Martin's Employment Agreement with the Corporation terminated and he released all claims against the Corporation regarding his employment. The Corporation agreed to provide Mr. Martin with continued participation in the Corporation's employee benefit programs for a period of three months and a payment of $48,000 representing payment of salary owed to Mr. Martin and a severance payment. Under the Martin Agreement, Mr. Martin was given four years to exercise all vested options and his unvested options were immediately terminated. Additionally, the Corporation agreed to purchase 3,820 shares of the Corporation's common stock owned by Mr. Martin at the fair market value of the shares.

BTS LLC AGREEMENT

      On February 11, 1997, the Company entered into a letter agreement with BTS LLC, ("BTS"), a subsidiary of Price Waterhouse. Mr. Pate is a partner of Price Waterhouse and a principal of BTS. Under the letter agreement, BTS was to provide the Corporation with a business turnaround plan and recommendation regarding the Corporation's business. The Corporation agreed to pay BTS for time expended by BTS employees, other than Mr. Pate, and outside consultants engaged by BTS at standard hourly rates, in an aggregate amount not to exceed $100,000 plus expenses. Additionally, the Company granted BTS an option to purchase 500,000 shares of the Corporation's Common Stock at a purchase price of $2.1875 per share, the fair market value as of the date of grant. The Corporation also has agreed to pay $350 per hour to BTS for Mr. Pate's services as Chairman of the Board of the Corporation. Following submission of the business turnaround plan, BTS has been retained, at standard hourly rates, to assist in the implementation of the plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides certain information regarding stock options granted during fiscal 1997 to each of the executive officers named in the Summary Compensation Table:



                                                                                                        POTENTIAL REALIZED
                                                                                                         VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                           NUMBER          % OF TOTAL                                                      STOCK PRICE
                          OF SHARES          OPTIONS                                                     APPRECIATION FOR
                         UNDERLYING          GRANTED          EXERCISE                                  OPTION TERMS(2)(3)
                           OPTIONS          IN FISCAL           PRICE          EXPIRATION         ----------------------------
          NAME           GRANTED(1)           YEAR          ($/SHARE)(1)          DATE             5% ($)             10% ($)
---------------------   -----------        ----------       ------------       ----------         --------           ---------
James R. Copitzky(4)        50,000             5.5%            $2.59            10/07/06          $ 81,442           $  206,390

Steven A. Martin(5)        150,000            16.5%            $4.50            05/22/06          $424,504           $1,075,776
                            10,000             1.1%            $4.94            06/06/06          $ 31,067           $   78,731
                            30,000             3.3%            $2.59            10/07/06          $ 48,865           $  123,834

Dennis L. May               10,000             1.1%            $3.67            07/03/06          $ 23,080           $   58,490
                            20,000             2.2%            $2.59            10/07/06          $ 32,577           $   82,556

James Romero                20,000             2.2%            $2.59            10/07/06          $ 32,577           $   82,556

-----------------------

(1) The option price is the fair market value of the Corporation's Common Stock on the date of grant, determined in accordance with the 1991 Stock Option Plan (i.e., the average of the highest and lowest sale prices per share in the Nasdaq Stock Market on that date). The expiration dates indicated above are the dates fixed when the options were granted.

(2) The dollar amounts in these columns are the product of (a) the difference between (1) the product of the per-share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded over the term of the option (ten years) and (2) the per-share exercise price and (b) the number of shares underlying the grant at the end of fiscal 1997.

(3) The appreciation rates stated are arbitrarily assumed, and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value which may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether such an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in the Corporation's industry and market area, competition, and general and local economic conditions, over which the optionee may have little or no control.

(4)   Mr. Copitzky resigned from the Corporation effective May 7, 1997.

(5)   Mr. Martin resigned from the Corporation effective May 2, 1997.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

      The following table provides certain information on option exercises during fiscal 1997 by the Corporation's Chief Executive Officer and each of the Corporation's other named executive officers and the number and value of stock options held by them at March 1, 1997.


                                                                                             VALUE OF UNEXERCISED
                               SHARES                               NUMBER OF                    IN-THE-MONEY
                              ACQUIRED                         UNEXERCISED OPTIONS            OPTIONS AT FISCAL
                                 ON            VALUE         AT FISCAL YEAR END (#)            YEAR END ($)(2)
                              EXERCISE       REALIZED       ---------------------------    ---------------------------
          NAME                   (#)          ($)(1)        EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
------------------------      --------       --------       -----------   -------------    -----------   -------------
James R. Copitzky(3)              0             0              58,333        191,667              $0          $0
Steven A. Martin(4)               0             0              33,125        156,875              $0          $0
Dennis L. May                     0             0              31,957         46,667          $2,138          $0
James Romero                      0             0                   0         20,000              $0          $0

-----------------------

(1) Represents the difference between the per share fair market value on the date of exercise and the per share option exercise price, multiplied by the number of shares to which the exercise relates.

(2) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and per share fair market value at year end. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

(3)   Mr. Copitzky resigned from the Corporation effective May 7, 1997.

(4)   Mr. Martin resigned from the Corporation effective May 2, 1997.

                                    -------

      The following Board of Directors' Compensation Report and Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Corporation's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                 COMPENSATION REPORT OF THE BOARD OF DIRECTORS

      The key components of the Corporation's executive officer compensation are annual base salary, cash bonuses and stock option awards. The Compensation and Stock Option Committee (the "Committee"), none of whose members are eligible to receive stock options under the Stock Option Plan, has authority and responsibility to determine and administer the Corporation's officer compensation policies and to fix officer compensation, as well as to administer and determine the grant of options under the Corporation's Stock Option Plan. See "Information Concerning the Board of Directors."

COMPENSATION POLICIES

      The Corporation's compensation policies are intended to (i) ensure a direct correlation between individual performance and total compensation and
(ii) improve earnings per share and return to shareholders by increasing productivity and efficiency and creating a well-trained and highly motivated work force capable of addressing current and future competitive conditions. Base salary should be sufficient to attract and retain qualified executive talent, while bonuses and stock option awards should be significant components of the total executive officer compensation package both to reward current and past superior performance and to provide strong incentives, both short-term and long-term, for superior future performance.

      The level of base salaries is reviewed annually by the Committee and adjusted on the basis of individual performance, the Corporation's overall performance and industry comparisons. While individual performance is emphasized, no specific weight is given to any of these factors.

      Bonuses are designed primarily to reward current and past performance and to provide short-term incentives. An executive officer's bonus is determined on the basis of the officer's individual contribution to the Corporation's operating performance and attainment of its short-term and long-term goals, as well as the Corporation's overall performance for the period both in terms of financial results and shareholder return. No specific weight is given to any of these factors in evaluating executive officer bonuses. However the significance of overall corporate performance increases as an officer's seniority and responsibility increase.

      The Corporation's Stock Option Plan was adopted in 1991 for the purpose of providing long-term incentives to key employees. In determining the size of a stock option award, the Committee considers an individual's past performance, the anticipated value of the individual's contribution to the Corporation's future performance and the total number of shares subject to previously granted stock options held by the individual. No specific weight is given to any of these factors in determining the size of a stock option award.

      The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under OBRA, compensation paid to certain executive officers of the Corporation in excess of $1 million may be non-deductible unless it is "performance based" compensation or is otherwise exempt under the law and applicable regulations. Proposed regulations were issued in December 1993 and were amended in December 1994. No compensation paid by the Corporation to date pursuant to any employment agreement now or heretofore in effect has exceeded $1 million. The law is subject to varying interpretations, and final regulations may or may not be consistent with the proposed regulations. Consequently, the Committee has not yet established a policy with respect to the changes in the law effected by OBRA but will review the subject as the law and regulations are clarified and in the light of the potential impact on the Corporation.

FISCAL 1997 COMPENSATION

      Mr. Copitzky's base salary and bonus for fiscal 1997 was fixed pursuant to his employment agreement with the Corporation. Mr. Copitzky received options to purchase 50,000 shares, 5.5% of all option shares granted to employees during fiscal 1997.

    Macy T. Block*               Thomas Epstein                Ned L. Sherwood*
    Paul D. Bauer*               Brady J. Churches             R. Carter Pate**

-----------------------
      *  Members of the Compensation and Stock Option Committee.
      ** Mr. Pate was not a member of the Board of Directors at the time any of the compensation decisions referred to were made.

                               PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN
          AMONG THE CORPORATION, THE NASDAQ STOCK MARKET - U.S. INDEX
                          AND THE NASDAQ RETAIL INDEX

      The following Performance Graph compares the performance of the Corporation with that of the Nasdaq Stock Market - U.S. Index and the Nasdaq Retail Index, which is a published industry index. The comparison of the cumulative total return to shareholders for each of the periods assumes that $100 was invested on July 17, 1991 (the effective date the Corporation's Common Stock was registered under the Securities Exchange Act of 1934, as amended) in the Common Stock of the Corporation, and on June 30, 1991, in the Nasdaq Stock Market - U.S. Index and the Nasdaq Retail Index and that all dividends were reinvested.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
  AMONG SUN TELEVISION & APPLIANCES, INC., THE NASDAQ STOCK MARKET - US INDEX
                       AND THE NASDAQ RETAIL TRADE INDEX

                                          2/92      2/93      2/94      2/95      2/96      2/97
                                          ----      ----      ----      ----      ----      ----
                                                                  DOLLARS
SUN TELEVISION & APPLIANCES, INC           100       191       154        97        41        24
NASDAQ STOCK MARKET - US                   100       106       126       128       178       212
NASDAQ RETAIL TRADE                        100        84        93        86       101       113

* $100 INVESTED ON 02/29/92 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING FEBRUARY 28.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation and Stock Option Committee consists of Messrs. Block, Sherwood and Bauer and, until his resignation from the Board, Mr. Zaleski. An affiliate of Mr. Sherwood is a party to an agreement with the Corporation as described below.

      On February 24, 1994, the Corporation entered into an agreement with Claims Administration Corporation, a Delaware corporation ("CAC"), whereby CAC from time to time assumes, for a fee payable in installments, consisting of a percentage of the retail price at which such contracts are sold, certain extended service contracts sold by the Corporation to its retail customers. During fiscal 1997, CAC assumed $9,078,445 of extended service contracts. The fee payable by the Corporation to CAC for the assumption of such contracts is $3,241,322. The Corporation paid $2,809,843 to CAC during fiscal 1997 with respect to contracts assumed during and prior to fiscal 1997. The agreement is cancelable by either party on one month's notice. CAC is a wholly owned subsidiary of Kaye Group, Inc., a publicly held corporation ("Kaye Group"), of which Mr. Sherwood is a director. Mr. Sherwood owns 43.71% of ZS Kaye, Inc., the general partner of ZS Kaye, L.P., which is, in turn, one of two general partners of Kaye International, L.P., the owner of 69.78% of the outstanding common stock of Kaye Group. The other general partner, which is the managing general partner, of Kaye International L.P. is Kaye Investments, L.P. Mr. Sherwood has a limited partnership interest in Kaye International, L.P. Mr. Sherwood may be deemed to be beneficial owner of the common stock of Kaye Group owned by Kaye International, L.P., but he disclaims such beneficial ownership.


2.    AMENDMENT TO THE CORPORATION'S 1991 STOCK OPTION PLAN

      The proposed amendment to the 1991 Stock Option Plan (the "Plan") would increase the number of shares of Common Stock subject to the Plan from 2,500,000 shares to 3,000,000. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1991 STOCK OPTION PLAN.

1991 STOCK OPTION PLAN

      The Corporation's Board of Directors believes that providing selected persons with an opportunity to invest in the Corporation will give them additional incentive to increase their efforts on behalf of the Corporation and will enable the Corporation to attract and retain the best available employees, officers, directors, consultants and advisers. The description in this Proxy Statement of the Plan is included solely as a summary, does not purport to be complete and is qualified in its entirety by the Amended and Restated 1991 Stock Option Plan attached hereto as Appendix A. The Corporation's Board of Directors has approved an amendment to the Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan from 2,500,000 shares to 3,000,000 shares.

      The Plan was adopted by the Corporation's Board of Directors on January 7, 1991 and approved by the stockholders as of February 12, 1991. The Plan was amended by the Corporation's Board of Directors on July 15, 1994 and the amendment was approved by the stockholders on July 15, 1994. The proposed amendment increasing the number of shares of Common Stock issuable under the Plan was adopted by the Corporation's Board of Directors on May 27, 1997, subject to shareholder approval. The Plan provides for the grant of options to key employees and other key persons who render services to the Corporation. The options may be either Incentive Options or Nonqualified Options.

      The Plan is administered by the Compensation and Stock Option Committee of the Board of Directors, which is authorized, subject to the provisions of the Plan, to determine to whom and at what time the stock options may be granted, the designation of the option as either an Incentive Option or Nonqualified Option, the per share exercise price, the duration of each option, the number of shares subject to each option, any restrictions on such shares, the rate and manner of exercise and the timing and form of payment.

      Any option granted under the Plan may not have an exercise price less than fair market value of the Common Stock on the date of grant or an exercise period that exceeds ten years from the date of grant. An Incentive Option granted under the Plan is subject to certain other limitations which allow the optionholder to qualify for favorable tax treatment.

      The exercise price of the option may be paid in cash or, with the consent of the Compensation and Stock Option Committee, (i) by delivery of previously acquired shares of Common Stock valued at their fair market value on the date they are tendered, (ii) by delivery of a full recourse promissory note for the portion of the exercise price in excess of the par value of the shares subject to the option, the terms and conditions of which will be determined by the Compensation and Stock Option Committee, and in cash for the par value of the shares, (iii) by any combination of the foregoing methods, or (iv) by delivery of written instructions to forward the notice of exercise to a broker or dealer and to deliver to a specified account a certificate for the shares purchased upon exercise of the option and a copy of irrevocable instructions to the broker or dealer to deliver the purchase price of the shares to the Corporation.

      An option is not transferable except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee or by the optionee's guardian or legal representative.

      Any option granted under the Plan will terminate automatically (i) upon the employee's termination of employment with the Corporation (except as provided in items (ii) and (iii) below); (ii) one year after the employee's death or termination of employment by reason of disability unless the option expires earlier by its terms; and (iii) 30 days after the employee's termination of employment with the Corporation, otherwise than by reason of death or disability or for cause, if such date of determination is after the optionee has attained age 60 or 30 years of employment or service. Options not exercisable as of the date of a change in control of the Corporation will become exercisable immediately as of such date. The Plan terminates on January 7, 2001, unless earlier terminated by the Board of Directors.

      As of May 1, 1997, options to purchase an aggregate of 2,144,591 shares of Common Stock (net of options canceled) had been granted pursuant to the Plan, options to purchase 571,093 shares had been exercised, options to purchase 1,573,498 shares remained outstanding, and only 355,409 shares remained available for future grant. As of May 1, 1997, the market value of all shares of Common Stock subject to outstanding options under the Plan was approximately $2,753,622 (based upon the closing sale price of the Common Stock as reported on the Nasdaq National Market on May 1, 1997 of $1.75 per share). During the 1996 and 1997 fiscal years, options covering 848,000 shares and 907,500 shares, respectively, of Common Stock were granted to employees of the Corporation under the Plan. Shares underlying presently exercisable, but unexercised, options will constitute outstanding shares of Common Stock for purposes of calculating the Corporation's net income per share. The market value of the 3,000,000 shares of Common Stock to be subject to the Plan was approximately $5,250,000 as of May 1, 1997.

      As of May 1, 1997, the current directors and executive officers named in this Proxy Statement had been granted options under the Plan as follows:

                                                NUMBER OF OPTIONS                 AVERAGE EXERCISE
            NAME                                     GRANTED                      PRICE PER SHARE
------------------------------                  -----------------                 ----------------
Macy T. Block                                              0                              --
R. Carter Pate                                             0                              --
Ned L. Sherwood                                            0                              --
Thomas Epstein                                             0                              --
Paul D. Bauer                                              0                              --
Brady R. Churches                                          0                              --
James R. Copitzky*                                   250,000                            $3.29
Dennis L. May                                         83,436                            $3.73
James Romero                                          20,000                            $2.59
Steven A. Martin*                                    190,000                            $4.01

  *Mr. Copitzky's and Mr. Martin's Severance Agreements are described on page 8 hereof.

Since adoption of the Plan: (i) all executive officers as of May 1, 1997, as a group, have been granted options under the Plan covering 576,936 shares of Common Stock which represents approximately 16.88% of the total number of options granted pursuant to the Plan; (ii) all directors who are not executive officers, as a group, have been granted no options under the Plan; and (iii) all current employees, excluding executive officers, as a group, have been granted options under the Plan covering 1,160,326 shares of Common Stock which represents approximately 33.9% of the total number of options granted pursuant to the Plan

FEDERAL INCOME TAX CONSEQUENCES

      The Plan permits the granting of Incentive Stock Options as well as Non-Statutory Stock Options. Generally, no income is recognized when either type of option is granted to the optionholder, but the subsequent tax treatment differs widely.

      Non-Statutory Stock Options. Upon the exercise of a Non-Statutory Stock Option, the excess of the fair market value of the shares on the date of exercise over the option price is compensation to the optionholder at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as capital gain or loss, respectively, with the character of the gain or loss (short-term or long-term) depending upon how long the shares were held since exercise.

      Incentive Stock Options. Generally, no regular taxable income is recognized upon the exercise of an Incentive Stock Option. The tax basis of the shares acquired will be the exercise price. In order to receive this favorable treatment, shares acquired pursuant to the exercise of an Incentive Stock Option may not be disposed of within two years after the date the option was granted, nor within one year after the exercise date (the "Holding Periods"). If the shares are sold before the end of the Holding Periods, the amount of that gain which equals the lesser of the difference between the fair market value on the exercise date and the option price or the difference between the sale price and the option price is taxed as ordinary income and the balance, if any, as short-term or long-term capital gain, depending upon how long the shares were held. If the Holding Periods are met, all gain or loss realized upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a long-term capital gain or loss, respectively.

      Alternative Minimum Tax. For purposes of determining the optionholder's alternative minimum taxable income subject to the alternative minimum tax, the exercise of an Incentive Stock Option by an optionholder will result in the recognition of taxable income at the time of the exercise of the option in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price. The alternative minimum tax is paid only to the extent it exceeds an individual's regular tax. It is imposed at a rate of 26% on the first $175,000 of alternative minimum taxable income in excess of the applicable exemption amount and at a rate of 28% for any alternative minimum taxable income over that amount. The exemption amount is phased out for higher income taxpayers.

      Exercise with Previously-Owned Shares. All options granted under the Plan may be exercised with payment either in cash or, if authorized in its sole discretion by the Corporation's Board of Directors, in previously-owned shares of Common Stock at their then fair market value, or in a combination of both. When previously-owned shares ("Old Shares") are used to purchase shares ("New Shares") upon the exercise of an Incentive Stock Option or a Non-Statutory Stock Option, no gain or loss is recognized by the optionholder to the extent that the total value of the Old Shares surrendered does not exceed the total value of all of the New Shares received. If, as would almost always be the case, the value of the New Shares exceeds the value of the Old Shares, the excess amount is not regular taxable income to the optionholder, if the option exercised is an Incentive Stock Option and the Holding Periods discussed above are met for the Old Shares at the time of exercise. The New Shares would also be subject to the Holding Periods discussed above. On the other hand, if the option exercised is a Non-Statutory Stock Option, the excess amount is taxable as ordinary income.

      Corporation Deduction. No tax deduction is available to the Corporation in connection with the exercise of an Incentive Stock Option if the Holding Periods discussed above are met. The Corporation, however, is entitled to a tax deduction in connection with the exercise of an Incentive Stock Option if the Holding Periods discussed above are not met, in an amount equal to the ordinary income recognized by the optionholder (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations). The Corporation is entitled to a tax deduction in connection with a Non-Statutory Stock Option equal to the compensation income recognized by the optionholder upon the grant date or the exercise date (conditioned upon proper reporting and tax withholding and subject to possible deduction limitations).

      1993 Tax Act. The Budget Reconciliation Act of 1993 (the "1993 Act") increased the difference between the maximum ordinary income tax rate and the preferential tax rate on long-term capital gains. The 1993 Act has also limited a corporation's ability to deduct certain nonqualifying compensation.

      Section 162(m). Code Section 162 (m) of the Internal Revenue Code of 1986, as amended, no longer permits the Corporation to deduct non-performance-based compensation in excess of $1,000,000 per year paid to certain covered officers. The Corporation believes that compensation paid pursuant to the Plan should qualify as performance-based compensation and therefore, Code Section 162(m) should not cause the Corporation to be denied a deduction for compensation paid to certain covered officers pursuant to the Plan.


3.       RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Coopers & Lybrand L.L.P., independent public accountants, as auditors for the Corporation for fiscal 1998. Although not required, the Board of Directors is submitting its selection to the shareholders of the Corporation for ratification. If the shareholders do not ratify the appointment of Coopers & Lybrand L.L.P., the Board of Directors will reconsider this appointment. Coopers & Lybrand L.L.P. has served as the independent public accountants for the Corporation or its predecessor since 1985. The Board of Directors believes that the reappointment of Coopers & Lybrand L.L.P. for fiscal 1998 is appropriate because of the firm's reputation, qualifications, and experience.

         Representatives of Coopers & Lybrand L.L.P. will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ITS APPOINTMENT OF COOPERS & LYBRAND L.L.P.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers, directors and persons who are beneficial owners of more than ten percent of the Corporation's Common Stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Corporation believes that, during fiscal 1997, with the exception of one late report for James Romero, all reporting persons fully complied with the filing requirements applicable to such persons.


PROPOSALS BY SHAREHOLDERS FOR 1998 ANNUAL MEETING

         If any shareholder of the Corporation wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Corporation to be held in 1998, the proposal must be received by the Secretary of the Corporation at the principal executive offices of the Corporation, 6600 Port Road, Groveport, Ohio 43125, prior to the close of business on January 30, 1998. Any proposal submitted after that date may be omitted by the Corporation from the proxy statement and form of proxy relating to that meeting.


 OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

         The Corporation's 1997 Annual Report to Shareholders, including financial statements, was furnished to shareholders prior to or concurrently with the mailing of this proxy material.

                                            By Order of the Board of Directors,

                                            Nicholas A. Mytro
                                            Secretary

                                                                      APPENDIX A

                      SUN TELEVISION AND APPLIANCES, INC.
                  AMENDED AND RESTATED 1991 STOCK OPTION PLAN


         1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key employees of and other key persons who render services to Sun Television and Appliances, Inc., an Ohio corporation (the "Company"), and any current or future subsidiaries or parent by the granting of stock options (the "Options") as provided herein. The Options granted under the Plan may be either incentive stock options which meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") ("ISOs"), or options which do not meet such requirements ("Non-Statutory Options"). Subject to the provisions of subparagraphs 2(c) and 3(a), the committee referred to in paragraph 2 shall determine which Options are to be ISOs and which are to be Non-Statutory Options and shall enter into option agreements with the recipients accordingly.

         2. ADMINISTRATION.

                  (a) The Plan shall be administered by a committee (the "Committee") of not less than three members of the Company's Board of Directors (the "Board") appointed by the Board. In the event that the class of shares subject to Options is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), all members of the Committee shall be "disinterested persons" as defined in Rule 16b-3(b) under the Act. The Board may remove or add members of the Committee.

                  (b) Subject to the provisions of the Plan, the Committee is authorized to establish such rules and regulations as it may deem appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it may deem necessary or advisable.

                  (c) Anything contained herein to the contrary notwithstanding, the right is reserved to the Board, without action by the Committee, to grant options to purchase not more than 8,000 Shares to such persons and exercisable at such price and upon such terms as shall be determined by the Board. In the event that any such Option shall be granted to any person who is a member of the Board, such grant shall be approved by the affirmative votes of a majority of the disinterested directors.

         3. ELIGIBILITY.

                  (a) Options may be granted to such key employees of (or, in the case of Non-Statutory Options only, to others, including directors, who are not employees but who render services to) the Company or its subsidiaries or parent as the Committee shall select from time to time (the "Optionees"); provided, however, that no person who is not an employee shall be eligible to receive any Option unless a majority of the Board of Directors approves such eligibility, and no member of the Board of Directors shall be eligible to receive any option unless a majority of the Board of Directors approves such eligibility and the majority of Directors acting in the matter are "disinterested persons" within the meaning of Rule 16b-3(b) under the Act. The term "key employees" shall include officers, executives and supervisory personnel. The terms "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in sections 425(f) and (e) of the Internal Revenue Code. More than one option may be granted to one individual.

                  (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under section 422A(b)(6) of the Internal Revenue Code as owning stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation; provided, however, this restriction shall not apply if at the time such ISO is granted the option price per share of such ISO shall be at least 110% of the fair market value of such share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted.

                  (c) The aggregate fair market value (determined as of the date the ISO is granted) of Shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan or any other ISO plan of the Company or a parent or subsidiary of the Company may not exceed $100,000. This subparagraph 3(c) has no application to Options granted under the Plan as Non-Statutory Options.

                  (d) The fair market value of the Shares will be determined without regard to any restrictions other than a restriction which, by its terms, will never lapse.

         4. STOCK. The stock subject to Options under the Plan shall be shares of the Company's common stock, par value $.01 per share ("Shares"), either authorized and unissued or from treasury. The aggregate number of Shares for which Options may be granted under the Plan (including Options granted pursuant to subparagraph 2(c)) shall not exceed 3,000,000, subject to adjustment in accordance with the terms of paragraph 11 hereof. The unpurchased Shares subject to terminated or expired Options may again be offered under the Plan.

         5. TERMS AND CONDITIONS OF OPTIONS. Subject to the provisions of subparagraph 2(c), all Options granted shall be authorized by the Committee and shall be evidenced by stock option agreements in writing ("Stock Option Agreements"), in the form attached hereto as Exhibit A, or in such other form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall from time to time determine.

         6. PRICE. Subject to the provisions of subparagraph 2(c), the option price per Share of each Option granted under the Plan shall not be less than the fair market value (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) of a Share on the date of grant of such Option. In the event that the Shares are publicly traded, the term "fair market value" shall mean (a) the average of the highest and lowest sale prices quoted in the Nasdaq National Market, if the shares are so quoted,
(b) the mean between the bid and asked prices as reported by Nasdaq, if the Shares are not quoted in the Nasdaq National Market, or (c) if the Shares are listed on a securities exchange, the mean between the high and low prices at which the Shares are quoted or traded on such exchange, in each case on the date the Option is granted or, if there be no quotation or sale on that date, the next previous date on which the Shares were quoted or traded. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

         7. OPTION PERIOD. Each Stock Option Agreement shall set forth the period during which it may be exercised, which period shall not exceed 10 years from the date such Option is granted (the "Option Period").

         8. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the Optionee, only by him or by his guardian or legal representative.

         9. EXERCISE OF OPTIONS. Unless otherwise determined by the Committee, and in the case of an ISO, subject to subparagraph 3(c), Options will not be exercisable during the first year following the date of grant and will be exercisable thereafter as follows: in amounts equal to 33-1/3% of the Shares subject to option on and after the first anniversary of the date of grant, 66-2/3% on and after the second anniversary, and 100% on and after the third anniversary.

         10. TERMINATION OF EMPLOYMENT OR OTHER SERVICES.

                  (a) Upon termination of an Optionee's employment or service with the Company, any parent or subsidiary of the Company, or any successor corporation to either the Company or any parent or subsidiary of the

Company, except as otherwise provided in subparagraph 10(b) or subparagraph 10(c), all Options held by the Optionee shall terminate on the date of termination.

                  (b) Upon termination of such employment or service by reason of death or disability, all Options previously granted to such Optionee may be exercised by the Optionee, the Optionee's personal representative, or the person or persons to whom his rights under the Option pass by will or the laws of descent or distribution at any time during the period ending one year after date of death or termination of employment by reason of disability (but not later than the expiration date of the Option Agreement). Such Options shall then be exercisable to the extent of 100% of the Shares subject thereto.

                  (c) Upon termination of such employment or service, otherwise than by reason of death or disability or for cause by reason of the Optionee's dishonesty or disloyalty, if such date of termination is after the Optionee has attained age 60 or 30 years of employment or service, the Optionee shall have 30 days after the date of termination (but not later than the expiration date of the Option Agreement) to exercise all Options held by him, and all such Options shall be exercisable to the extent of 100% of the shares subject thereto. If such termination is for cause by reason of the employee's dishonesty or disloyalty, all Options held by him shall terminate on the date of termination of Employment.

         11. REORGANIZATIONS. In the event of a stock split, stock dividend or other change in the Company's capitalization, the aggregate number of Shares for which options may be granted under this Plan and the number of Shares subject to outstanding options shall be proportionately adjusted to reflect the same. If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation in which the Company shall not be the surviving corporation, other than a merger or consolidation involving only a change in state of incorporation or an internal reorganization not involving a substantial change in underlying ownership, the Company shall give written notice thereof to all holders of Options granted under the Plan at least 30 days prior to the effective date of such liquidation, dissolution, merger or consolidation, and the holders shall have the right within such 30 day period to exercise their Options in full regardless of restrictions on exercise contained in the Option Agreements; provided, however, that in no event shall such Options be exercised after the specific expiration date set forth therein. To the extent such Options shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, they shall terminate on that date.

         12. PAYMENT FOR SHARES. Within five business days following the date of exercise of an Option, the Optionee shall make full payment of the option price (i) in cash; (ii) with the consent of the Committee, by tendering previously acquired Shares (valued at their fair market value, as determined by the Committee, as of such date of tender), (iii) with the consent of the Committee, with a full recourse promissory note of the Optionee for the portion of the option price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Committee, provided that such note, in the case of exercise of an ISO, shall provide for interest at no less than the "applicable federal rate" as determined pursuant to the Code, (iv) with the consent of the Committee, any combination of (i), (ii), or (iii), or
(v) with the consent of the Committee, if the Shares subject to the Option have been registered under the Securities Act of 1933 (the "1933 Act") and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

                  (a) written instructions to forward a copy of such notice of exercise to a broker or dealer (as defined in Section 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934 (the "1934 Act")) ("Broker") designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

                  (b) a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option.

         13. COMPANY'S RIGHTS TO REPURCHASE SHARES.

                  (a) Prior to (i) a sale of all or substantially all of the assets of the Company, (ii) a sale or exchange of 50% or more of the outstanding voting securities of the Company by the owners thereof as of the effective date of this Plan, other than to the public in a primary or secondary offering, or (iii) a sale to the public in a primary or secondary offering of 20% or more of the voting securities of the Company to be outstanding after such sale, the Company shall have the rights specified in this paragraph 13 to repurchase from each Optionee or his successor all of the Shares purchased by such Optionee or his successor upon the exercise of Options. The price per Share which shall be paid by the Company upon such repurchase shall be the Option price, adjusted upward or downward by the amount of the increase or decrease in the book value per Share from the month end proceeding the date of grant of the Option to the month end preceding the date of repurchase. Book value shall be as determined from the Company's monthly balance sheet as of the applicable month end as regularly prepared by it in a consistent manner for presentation to its shareholders and management.

                  (b) Prior to the termination of his employment or service with the Company, the Optionee shall not sell any Shares without first offering such Shares to the Company. The Optionee shall notify the Company in writing of his intention to sell such Shares; the Company shall have 30 days after receipt of such notice to notify the Optionee of its intention to exercise its right to repurchase the Shares. If the Company fails to so notify the Optionee within that 30-day period, the Optionee shall have the right, during an additional period of 30 days, to sell the Shares. If the Optionee shall fail to consummate the sale of the Shares during such additional 30-day period, the Company's rights hereunder shall be reinstated.

                  (c) Following the termination of employment or service of an Optionee, the Company shall continue to have the right to repurchase Shares purchased by the Optionee specified in subparagraph (b), above. In addition, the Company shall have the option, exercisable at any time upon 30 days' notice to the Optionee or his successor, to purchase such Shares.

                  (d) Notices given hereunder shall be in writing and shall be sent by certified mail (i) if to the Company, to the address of its principal office, to the attention of the Secretary, and (ii) if to the Optionee or his successor, to his address as it appears on the stock records of the Company. Closing of the repurchase of Shares by the Company hereunder shall take place at the principal office of the Company or at such other place as shall be agreed to by the Optionee or his successor and the Company; the repurchase price shall be paid by the Company in cash.

                  (e) Upon the occurrence of any of the events specified in clause (i), (ii) or (iii) of subparagraph (a) of this paragraph 13 prior to the giving of notice by the Company of the exercise of its rights hereunder, such rights shall terminate. Notice of the Company's rights hereunder shall be endorsed on certificates for all Shares purchased upon the exercise of Options.

         14. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time.

         15. AGREEMENTS AND REPRESENTATIONS OF OPTIONEES. As a condition to the exercise of an Option, the Committee may in its sole determination require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

         16. WITHHOLDING TAXES. The Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to or with respect to an Optionee, amounts sufficient to satisfy any withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligation.

         17. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as maybe required. Options issued under this Plan shall not be exercisable prior to (i) the date upon which the Company shall have registered the Shares for which Options may be issued hereunder under the Securities Act of 1933, as amended, and (ii) the completion of any registration or qualification of such shares under state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable in connection therewith, or alternatively, unless the Company shall have received an opinion from counsel to the Company stating that the exercise of such Options maybe effected without registering the shares subject to such Options under the Securities Act of 1933, as amended, or under state or other law.

         18. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time; provided, however, that no such action of the Board without approval of the Shareholders, may (a) increase the total number of Shares for which Options may be granted under the Plan, except as provided in paragraph 11, (b) permit the granting of ISO's to anyone other than an employee of the Company or a parent or subsidiary of the Company,
(c) decrease the minimum ISO option price, (d) increase the maximum Option Period, (e) increase the maximum ISO's that can be exercised per Optionee as set forth in subparagraph 3(c). No amendment, modification or termination of the Plan shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of the Optionee or the transferee of such Option. Notwithstanding the foregoing, the Board may amend the Plan, without the consent of the Optionee, to the extent necessary to cause ISOs granted under the Plan to meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended.

         19. TERM OF PLAN. The Plan shall become effective on the date of its adoption by the Board, subject to the approval of the Plan by the holders of a majority of the Shares of stock of the Company entitled to vote within twelve months of the effective date, and all Options granted prior to such approval shall be subject to such approval. The Plan shall terminate on January 7, 2001, or such earlier date as may be determined by the Board. Termination of the Plan, however, shall not affect the rights of Optionees under Options previously granted to them, and all unexpired Options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

         20. INTERPRETATION. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of ISOs under Section 422A of the Internal Revenue Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

                                   EXHIBIT A


                      SUN TELEVISION AND APPLIANCES, INC.
                             STOCK OPTION AGREEMENT
                                   UNDER THE
                             1991 STOCK OPTION PLAN


         Sun Television and Appliances, Inc. (the "Company") hereby grants, effective this ____ day of ___________, 19__ (the "effective date") to ___________________________________ (the "Optionee") an option to purchase
____________ shares of its common stock, $.01 par value (the "Option Shares"), at a price of ____________________ Dollars ($______) per share pursuant to the Company's 1991 Stock Option Plan (the "Plan"):

         1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Plan, and is in all respects subject to the terms and provisions of the Plan. The Optionee acknowledges receipt of a copy of the Plan and accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to non-transferability, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions and interpretations made by the Stock Option Committee (the "Committee"), as established under the Plan, and as from time to time constituted, shall be final, binding, and conclusive upon the Optionee and his or her heirs.

         2. TIME OF EXERCISE. This option may be exercised as follows: for not more than 33-1/3% of the Option Shares on and after the first anniversary of the effective date, for not more than 66-2/3% of the Option Shares (including all Option Shares previously purchased) on and after the second anniversary of the effective date, and for 100% of the Option Shares on and after the third anniversary of the effective date. This option shall terminate at the close of business on the tenth anniversary of the effective date.

         3. METHODS OF EXERCISE. This option shall be exercisable by delivery to the Company of written notice of exercise in the form adopted by the Committee which specifies the number of shares to be purchased and the election of the method of payment of therefor, which shall be one of the methods of payment specified in paragraph 12 of the Plan and, if otherwise than payment in full, in cash, shall be subject to the consent of the Committee. Upon receipt of payment for the shares to be purchased pursuant to the option or, if applicable, the shares to be delivered pursuant to the election of an alternative payment method, the Company will deliver or cause to be delivered to the Optionee, to any other person exercising this option, or to a broker or dealer if the method of payment specified in clause (v) of paragraph 12 of the Plan is elected, a certificate or certificates for the number of shares with respect to which this option is being exercised, registered in the name of the Optionee or other person exercising the option, or if appropriate, in the name of such broker or dealer; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or Optionee (or other person exercising this option) to take any action in connection with the shares then being purchased, the delivery of the certificate or certificates for such shares may be delayed for the period necessary to take and complete such action.

         4. RESTRICTIONS ON RESALE. At the time of any exercise of the option, the Optionee (or other person exercising this option) will execute such further agreements as the Company may require to acknowledge the Optionee's (or such other person's) familiarity with restrictions, if any, on the resale of the Option Shares under applicable securities laws. The Optionee acknowledges that certain restrictions on resale of the shares may be applicable if the Optionee is an "affiliate," as that term is used in Rule 144 promulgated by the Securities and Exchange Commission.

         5. GENERAL. This Agreement shall be construed as a contract under the laws of the State of Ohio. It may be executed in several counterparts, all of which shall constitute one Agreement. It shall bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the date first above written.


                                         SUN TELEVISION AND APPLIANCES, INC.


                                         By:                         Its:
                                             -----------------------      ----

                                         ---------------------------

                                         OPTIONEE:


                                         ---------------------------------

                  PROXY - SUN TELEVISION AND APPLIANCES, INC.

         The undersigned shareholder of Sun Television and Appliances, Inc. hereby appoints Robert J. Tannous, Andrew M. Hackett and Patricia S. Callahan, or any one or more of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Sun Television and Appliances, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Sun Television and Appliances, Inc. to be held at the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio, on Tuesday, July 22, 1997, and at any adjournment or adjournments thereof as follows:

  1. Election of Directors.
      [ ] FOR all nominees listed below (except as marked to the contrary below)
      [ ] WITHHOLD AUTHORITY to vote for all nominees listed below
              (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
            NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
           Paul D. Bauer           Brady J. Churches          Thomas Epstein
           Macy T. Block           R. Carter Pate             Ned L. Sherwood
           Frank Doczi

  2. Approval of the amendment to the Corporation's 1991 Stock Option Plan to increase the number of shares of Common Stock issuable upon exercise of stock options under the Plan from 2,500,000 shares to 3,000,000 shares
       [  ] FOR                 [  ] AGAINST                 [  ] ABSTAIN

  3. Ratification of appointment of Coopers & Lybrand L.L.P. to serve as independent public accountants for the Corporation for fiscal 1998.
       [  ] FOR                 [  ] AGAINST                 [  ] ABSTAIN

  4. In their discretion to vote upon such other matters as may properly come before the meeting.

     IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, THE AMENDMENT TO THE CORPORATION'S 1991 STOCK OPTION PLAN, AND
             RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND.

   Please sign and date this Proxy below and return in the enclosed envelope.



                                             Date:                       , 1997
                                                  -----------------------


                                             ----------------------------------
                                                        (Signature)


                                             ----------------------------------
                                                        (Signature)

                                                  When signing as attorney,
                                                 executor, administrator or
                                              guardian, please give full title.
                                                 All joint owners must sign.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS